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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement, on Form SB-2 of our report dated March 12, 1999 on our audit of the financial statements of SW Networks, Inc. as of December, 31 1998 and March 31, 1998 and for the nine months ended December 31, 1998 and the year ended March 31, 1998. We also consent to the reference to our Firm under the heading "Experts" in the Prospectus.


/s/ PricewaterhouseCoopers LLP
   -----------------------------

New York, New York
March 29, 1999